UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 27, 2011

VERSANT INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54050	27-2553082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

74. N. Pecos Suite D, Henderson, NV	89074
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (775) 332-4200

Shang Hide Consultants, Ltd.
 1495 Ridgeview Drive Suite #200, Reno, Nevada  89519
(Former Name, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Restricted Stock Agreements

On December 27, 2011, the Company entered into restricted stock agreements with each of Glen W. Carnes and Michael D. Young, pursuant to which Mr. Carnes was awarded 25,000,000 shares of the Company’s common stock and Mr. Young was awarded 25,000,000 shares of the Company’s common stock in consideration for services to be rendered to the Company in their new capacities as officers and directors of the Company, as further described under Item 5.02 below.  The shares so awarded vested immediately upon grant. The shares were issued using a price per share of $0.001. The foregoing description of the restricted stock agreements is qualified in its entirety by reference to the form of restricted stock agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information in “Item 5.03 Amendments to Articles of Incorporation or Bylaws” is incorporated by reference into this Item 3.03.

Item 5.01 Change of Control of Registrant.

Purchase of Majority of Outstanding Common Stock

On December 27, 2011, Glen W. Carnes and Michael D. Young (together, the “Buyers” entered into a stock purchase agreement with Marty Weigel, Mark Bailey and Michael Morrison (the “Selling Shareholders”), previously holders of the entire outstanding capital stock of Shang Hide Consultants, Ltd., a Nevada corporation (the “Company”).  A small group of investors led by the Buyers purchased an aggregate of 14.7 million shares (the “Shares”) of common stock of the Company for an aggregate purchase price of $147,000.  As a result of this transaction, a change in control occurred with respect to the Company’s capital stock ownership.  The Company was not a party to the purchase agreement.

In accordance with the purchase agreement, upon completion of the sale of the Shares, the then current officers and directors of the Company resigned, and new officers and directors of the Registrant were appointed, as described in more detail under Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensation of Certain Officers

(b)      Resignation of Officers and Directors

Effective as of December 27, 2011, Marty Weigel and Mark Bailey resigned as directors of the Company and Mr. Weigel resigned as the Company’s President, Treasurer, and Secretary.

(c)      Appointment of Officers

On December 27, 2011, the Company appointed the following individuals to the officer positions listed below:

Glen W. Carnes	Chairman of the Board and Chief Executive Officer
Michael D. Young	President and Chief Operating Officer
Stanley L. Teeple	Interim Chief Financial Officer, Treasurer and Secretary

Glen W. Carnes
Chairman and Chief Executive Officer

Mr. Carnes is a seasoned investment banking professional with over 14 years in the financial investment industry.  Mr. Carnes’ experience identifying and capturing market opportunities, is well suited to the Company’s objective of achieving long-term growth through an acquisition strategy.  In his career in the investment banking industry, Mr. Carnes, 34, has worked for companies such as Wells Fargo, Bank of America, Citigroup and Morgan Stanley.  From October 2010 to November 2011 Mr. Carnes served as a managing partner of Tryon & Co., a private investment management firm.  Mr. Carnes resigned from this position to serve as Chairman and Chief Executive Officer of Versant International.  From January 2008 to September 2010, Mr. Carnes managed investment portfolios at Morgan Stanley Smith Barney, as a Senior Portfolio Manager.  Prior to that, Mr. Carnes served as a Senior Area Manager at Bank of America from 2006 to 2008.  Mr. Carnes’ also previously served as CEO of Scena Financial, Inc. and President of United Express Investment Corporation.  Mr. Carnes’ education includes an MBA from Pepperdine University, with an emphasis in Finance, and a Bachelor of Science from Pepperdine University in Business Management.

Michael D. Young
President and Chief Operating Officer

Michael D. Young, age 30, is the President of JPY Enterprises, Inc. where he has served as a consultant to numerous middle market firms and startup companies. Since 2006, Mr. Young has played a key role in consulting on various projects in a variety of industries, including the oil and gas, wireless technology, solar power, waste to energy, and electric vehicle sectors. Previously, Mr. Young worked for Western States Management Advisors as a Senior Manager and was directly responsible for acquisitions and structured transactions.

Stanley L. Teeple
Interim Chief Financial Officer and Treasurer

Over the last 30 years Mr. Teeple, age 63, has held numerous senior management positions in a number of public and private companies across a broad spectrum of industries. In his capacity as a turnaround consultant he has operated and worked for various court appointed trustees and principals as CEO, COO, and CFO in the entertainment, pharmaceuticals, food, travel, and tech industries. He presently operates his consulting business on a project-to-project basis and is currently engaged with Indigo-Energy, Inc. as a consultant CFO for the past 5 years.

The information contained under Item 1.01 above, under the caption “Restricted Stock Agreements” is incorporated herein by reference.

(d)      Appointment of Directors

On December 27, 2011, Glen W. Carnes, Michael D. Young and Stanley L. Teeple were appointed to serve on the Company’s Board of Directors, with Mr. Carnes serving as Chairman.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

In connection with the change in control of a majority of the Company’s outstanding capital stock, the Company amended its Bylaws effective December 27, 2011 and adopted Amended and Restated Articles of Incorporation effective as of January 3, 2012.  The material provisions of the amendments are summarized below.

Articles of Incorporation

Corporate Name

The Company changed its name to Versant International, Inc.

Capital Stock

The number of total authorized shares was increased from 75 million to 310 million shares. Common stock has been split into two classes, Class A and Class B.  The new authorized capital stock of the Company includes 75 million shares of Class A common stock, 225 million shares of Class B common stock, and 10 million shares of Preferred Stock.

The rights and privileges of the Class A common stock, Class B common stock and Preferred Stock are set forth below.

•	Class A and Class B Common Stock

Except with respect to voting and conversion rights, the Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

With regard to voting rights, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation; provided that

(i)
Each holder of shares of Class A Common Stock shall be entitled to ten (10) votes for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation; and

(ii)
Each holder of shares of Class B Common Stock shall be entitled to one (1) vote for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

Holders of Class A Common Stock shall have conversion rights as follows: each holder of record of Class A Common Stock may, in such holder’s sole discretion and at such holder’s option, convert any whole number or all of such holder’s shares of Class A Common Stock into fully paid and non-assessable shares of Class B Common Stock at the rate of two (2) shares of Class B Common Stock for each share of Class A Common Stock. This conversion privilege does not extend in the opposite direction; that is, holders of Class B shares are not able to convert them into Class A shares.

•	Preferred Stock

Holders of Preferred Stock shall have a liquidation preference above both classes of common stock, such that the initial price paid per share (subject to certain adjustments) shall be paid back to holders of Preferred Stock prior to any liquidation distributions to holders of any class of common stock.

Holders of Preferred Stock shall have conversion rights as follows: each holder of record of Preferred Stock may, in such holder’s sole discretion and at such holder’s option, convert any whole number or all of such holder’s shares of Preferred Stock into fully paid and non-assessable shares of Class A Common Stock at the rate of ten thousand (10,000) shares of Class A Common Stock for each share of Preferred Stock.

Bylaws

The Bylaws were amended to provide flexibility to the Company and its shareholders in the manner in which shares of capital stock may be issued to holders – shares may now be issued using either certificated or electronic form.

Item 8.01 Other Events.

 Strategic Consultants.

Effective January 3, 2012, the Company has retained several consultants to further the Company’s principal business objective to achieve long-term growth potential through acquiring one or more businesses.  Although the Company does not restrict its potential candidate target companies to any specific business, industry or geographical location, the Company has begun to investigate several industries with an eye for potential acquisition candidates.  The Company believes that the following consultants will prove valuable in the successful analysis of new potential business opportunities in such industries: Zachary Bates, Chris J. Weiler and Scott Beery.

Item 9.01. Financial Statements and Exhibits.

          (d) Exhibits:

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Company, effective January 3, 2012.

10.1	Form of Restricted Stock Agreement dated December 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT INTERNATIONAL, INC.

Date: January 3, 2012	By: /s/ GLEN W. CARNES
Name: Glen W. Carnes
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Company, effective January 3, 2012.

10.1	Form of Restricted Stock Agreement dated December 27, 2011